UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 12, 2011
Date of Report (Date of earliest event reported)

TITAN IRON ORE CORP
(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3040 North Campbell Ave. #110, Tucson, Arizona	85719
(Address of principal executive offices)	(Zip Code)

(520) 898-0020
Registrant’s telephone number, including area code

4320-196 Street, S.W., #111, Lynwood, WA 98036-6754
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.02 Termination of a Material Definitive Agreement

On October 12, 2011, we notified the owner of the Labrador Trough iron property that we would drop  and would not be exercising our option to acquire the property.  The Labrador Trough Option Agreement with Globex Mining Enterprises Inc. was dated July 12, 2011.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On October 13, 2011, Titan Iron Ore Corp. (the "Company") issued a new release unveiling a targeted first phase drilling program of 1700 feet at its wholly-owned Wyoming Iron Complex properties.  The program is to test and validate areas in the historic drilling zones as well as expand these zones by continuing to drill in these areas to greater depth.

A copy of the press release is attached as Exhibit 99.1 hereto.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

(a)           Financial Statements of Business Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(c)           Shell Company Transaction.

Not applicable.

(d)           Exhibits.

Exhibit	Exhibit Description

99.1	Press Release dated October 13, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN IRON ORE CORP
Date: October 13, 2011	By:	Jodi Henderson

	Name:	Jodi Henderson
	Title:	Corporate Secretary
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